PIMCO Municipal Income Fund
Semi-Annual period ending 103102
File No. 81110377

Exhibit 77Q3
(a)
(i) The registrants disclosure controls and procedures
(ii)  have been evaluated as of a date within 90 days of the
(iii)  filing date of the report and are deemed to be
(iv)  reasonably designed to achieve the purposes described in rule 30a2c
(v)  under the Investment Company Act.

(vi) There have been no significant changes in the registrants

(vii) internal controls or in other factors that could significantly

(viii) affect these controls subsequent to the date of their evaluation.

(ix) CERTIFICATIONS

I, Brian S. Shlissel, certify that:

1. I have reviewed this report on Form NSAR of
2.  PIMCO Municipal Income Fund

3. Based on my knowledge, this report does not contain

4. any untrue statement of a material fact or omit to state a

5. material fact necessary to make the statements made, in light

6. of the circumstances under which such statements were made,

7.  not misleading with respect to the period covered by this report; and

8. Based on my knowledge, the financial information included in

9. this report, and the financial statements on which the financial

10. information is based, fairly present in all material respects the

11.  financial condition, results of operations, changes in net assets,

12. and cash flows if the financial statements are required to include

13. statement of cash flows of the registrant as of, and for, the periods

14.  presented in this report

15. The registrants other certifying officers and I are

16. responsible for establishing and maintaining disclosure controls

17. and procedures as defined in rule 30a2c under the Investment

18. Company Act for the registrant and have

a) Designed such disclosure controls and procedures to ensure
b) that material information relating to the registrant, including
c) its consolidated subsidiaries, is made known to us by others within
d) those entities, particularly during the period in which this report is being prepared

e) Evaluated the effectiveness of the registrants disclosure controls

f) and procedures as of a date within 90 days prior to the filing date

g) of this report the Evaluation Date and

h) Presented in this report our conclusions about the effectiveness

i) of the disclosure controls and procedures based on our evaluation

j) as of the Evaluation Date;

5. The registrants other certifying officers and I have
6. disclosed, based on our most recent evaluation, to the
7. registrants auditors and the audit committee of the registrants
8.  board of directors or persons performing the equivalent functions

a) All significant deficiencies in the design or operation of internal
b) controls which could adversely affect the registrants ability to
c) record, process, summarize, and report financial data and have
d) identified for the registrants auditors any material weaknesses
e)  in internal controls and

f) Any fraud, whether or not material, that involves management

g) or other employees who have a significant role in the registrants

h) internal controls and

6. The registrants other certifying officers and I have indicated in
7. this report whether or not there were significant changes in
8.  internal controls or in other factors that could significantly
9. affect internal controls subsequent to the date of our most
10. recent evaluation, including any corrective actions with
11. regard to significant deficiencies and material weaknesses.

Date:  December 24, 2002

/s/ Brian S. Shlissel
Brian S. Shlissel
President and Chief
Executive Officer



PIMCO Municipal Income Fund
Semi-Annual period ending 103102
File No. 81110377




Exhibit 77Q3
(a)
(x) The registrants disclosure controls and procedures
(xi) have been evaluated as of a date within 90 days of the filing
(xii) date of the report and are deemed to be reasonably designed to
(xiii) achieve the purposes described in rule 30a2c under the
(xiv) Investment Company Act.

(xv) There have been no significant changes in the registrants

(xvi) internal controls or in other factors that could significantly

(xvii) affect these controls subsequent to the date of their evaluation.

(xviii) CERTIFICATIONS

I, Lawrence G. Altadonna, certify that:

19. I have reviewed this report on Form NSAR of PIMCO
20. Municipal Income Fund

21. Based on my knowledge, this report does not contain any untrue

22. statement of a material fact or omit to state a material fact

23. necessary to make the statements made, in light of the

24. circumstances under which such statements were made, not

25. misleading with respect to the period covered by this report; and

26. Based on my knowledge, the financial information included in this

27. report, and the financial statements on which the financial

28. information is based, fairly present in all material respects the

29. financial condition, results of operations, changes in net assets,

30. and cash flows if the financial statements are required to include

31. statement of cash flows of the registrant as of, and for, the periods

32. presented in this report

33. The registrants other certifying officers and I are responsible for

34. establishing and maintaining disclosure controls and procedures as

35. defined in rule 30a2c under the Investment Company
 Act for the registrant and have

a) Designed such disclosure controls and procedures to ensure that
b) material information relating to the registrant, including its consolidated
c) subsidiaries, is made known to us by others within those entities,
d) particularly during the period in which this report is being prepared

e) Evaluated the effectiveness of the registrants disclosure controls and

f) procedures as of a date within 90 days prior to the filing date of this

g)  report the Evaluation Date and

h) Presented in this report our conclusions about the effectiveness of the

i) disclosure controls and procedures based on our evaluation as of the

j) Evaluation Date;

5. The registrants other certifying officers and I have disclosed,
6. based on our most recent evaluation, to the registrants auditors
7. and the audit committee of the registrants board of directors or
8. persons performing the equivalent functions

i) All significant deficiencies in the design or operation of
j) internal controls which could adversely affect the registrants
k) ability to record, process, summarize, and report financial data
l) and have identified for the registrants auditors any material
m) weaknesses in internal controls and

n) Any fraud, whether or not material, that involves management

o) or other employees who have a significant role in the registrants

p) internal controls and

12. The registrants other certifying officers and I have indicated in this
13. report whether or not there were significant changes in internal controls
14. or in other factors that could significantly affect internal controls subsequent
15. to the date of our most recent evaluation, including any corrective
16. actions with regard to significant deficiencies and material weaknesses.

Date:  December 24, 2002

/s/ Lawrence G. Altadonna
Lawrence G. Altadonna
Treasurer, Principal Financial &
Accounting Officer